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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2006

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	1-7160 (Commission File Number)	31-1101097 (I.R.S. Employer Identification No.)

2831 Dexter Drive, Elkhart, Indiana (Address of Principal Executive Offices)		46514 (Zip Code)

(574) 262-0123

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 2, 2006, the Company executed a $55 million, five-year, secured Revolving Credit Facility with LaSalle Business Credit, LLC, as agent for the several financial institutions party to the facility. This new five year facility replaces the previous $35 million facility that was due to expire in August 2006. Under the new facility, available borrowings will be based on 85% of eligible accounts receivable plus the lesser of 60% of eligible inventory or 85% liquidation value of inventory, 70% of appraised value of mortgaged real estate and 80% liquidation value of equipment.  The new agreement, which expires August 2, 2011, also has an accordion feature enabling the credit facility to be increased by an additional $25 million, subject to customary conditions.  Outstanding borrowings under the new agreement will bear interest at rates based on the prime or LIBOR rates as outlined in the agreement. The new facility is subject to acceleration on the occurrence of certain customary events of default.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See item 1.01 above.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     (d)     The following exhibits are furnished as a part of this Report:

4      Loan and Security Agreement, dated as of August 2, 2006, among LaSalle Business Credit, LLC, as agent, the                     financial institutions named therein, the Registrant and certain of the Registrant’s subsidiaries.

                          99.1     Press Release dated August 3, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:  August 3, 2006

By:   /s/ Richard M. Lavers

Richard M. Lavers, Executive Vice President,

General Counsel and Secretary